CONNER & WINTERS
                        A PROFESSIONAL CORPORATION

                                  LAWYERS

                           One Leadership Square
                      211 North Robinson, Suite 1700
                    Oklahoma City, Oklahoma  73102-7101
                              (405) 272-5711
                            FAX (405) 232-2695


                              April 25, 1997



Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida 32606

     Re:  Perma-Fix Environmental Services, Inc.; Form S-8
          Registration Statement; Our File No. 7034.1

Gentlemen:

     We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-8 (the "Registration Statement") of Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company"), for the registration of 500,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be issued by the Company pursuant to the Company's 1996 Employee Stock Purchase Plan ("1996 Plan") from time to time to employees of the Company and its subsidiaries.

     In connection with this opinion, the undersigned has examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

     (a)  the Company's Restated Certificate of
          Incorporation, as amended;

     (b)  the Company's Bylaws;

     (c)  the 1996 Plan;

     (d) Unanimous Written Consent of the Board of Directors of the Company, dated September 19, 1996;

Perma-Fix Environmental Services, Inc.
April 25, 1997
Page 2


     (e) a certificate of the Secretary of the State of Delaware dated April 24, 1997, as to the good standing of the Company;

     (f)  the Registration Statement; and

     (g)  Summary Information regarding the 1996 Plan.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that each recipient of shares of the Company's Common Stock under the 1996 Plan is an Eligible Employee, as defined in the 1996 Plan, and that any shares of the Company's Common Stock to be issued pursuant to the 1996 Plan will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

     In reliance upon and based on such examination and review, we are of the opinion that the 500,000 shares of Common Stock which may be issued pursuant to the 1996 Plan will constitute, when issued pursuant to the terms of such 1996 Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to said Registration Statement and to the reference to Conner &
Winters, P.C. wherever it appears in such Registration Statement.


                                   Sincerely,

                                   CONNER & WINTERS, P.C.

                                   /s/ Conner & Winters, P.C.


IHS:plh




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